Exhibit 5.2

HCA INC.

One Park Plaza

Nashville, Tennessee 37203

August 15, 2016

I am Senior Vice President and General Counsel of HCA Inc., a Delaware corporation (the “Company”). The Company, HCA Holdings, Inc., a Delaware corporation and the direct parent of the Company (“Holdings”), and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and together with Holdings, the “Guarantors”) have filed a Registration Statement on Form S-3 (File No. 333-201463), as amended by Post-Effective Amendment No. 1 thereto (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing $1,200,000,000 aggregate principal amount of 4.500% Senior Secured Notes due 2027 (the “Notes”), each unconditionally guaranteed (collectively, the “Guarantees”) (i) on a senior unsecured basis by Holdings and (ii) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors, pursuant to the Underwriting Agreement, dated August 8, 2016 (the “Underwriting Agreement”), among the Company, the Guarantors and the underwriters named therein.

The Registration Statement as it became effective under the Securities Act; the Company’s prospectus, dated January 13, 2015 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Notes, dated August 8, 2016 (together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Company, the Parent Guarantor, Law

Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 16, dated August 15, 2016 (together with the Base Indenture, the “Indenture”), among the Company, the Guarantors, the Trustee and the Registrar, relating to the Notes; duplicates of the global certificates representing the Notes; and the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Corporation Service Company and CT Corporation, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of the Company, Holdings and the Schedule I Subsidiaries.

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In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that: (1) the Indenture and the Guarantees have been duly authorized, executed and delivered, as applicable, by each of the Schedule I Subsidiaries; and (2) the execution, delivery and performance of the Indenture and the issuance and performance of the Guarantees by each of the Schedule I Guarantors do not and will not violate the law of its state of incorporation or formation.

This opinion letter is given as of the date hereof, and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

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I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the registration of the Notes and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Robert A. Waterman

Robert A. Waterman
Senior Vice President and General Counsel

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Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	FL
Brigham City Community Hospital, Inc.	UT
Brookwood Medical Center of Gulfport, Inc.	MS
Capital Division, Inc.	VA
Central Florida Regional Hospital, Inc.	FL
Central Shared Services, LLC	VA
Central Tennessee Hospital Corporation	TN
CHCA Pearland, L.P.	TX
Chippenham & Johnston-Willis Hospitals, Inc.	VA
Citrus Memorial Hospital, Inc.	FL
Citrus Memorial Property Management, Inc.	FL
Colorado Health Systems, Inc.	CO
Columbia ASC Management, L.P.	CA
Columbia Healthcare System of Louisiana, Inc.	LA
Columbia Jacksonville Healthcare System, Inc.	FL
Columbia LaGrange Hospital, LLC	IL
Columbia Medical Center of Arlington Subsidiary, L.P.	TX
Columbia Medical Center of Denton Subsidiary, L.P.	TX
Columbia Medical Center of Las Colinas, Inc.	TX
Columbia Medical Center of Lewisville Subsidiary, L.P.	TX
Columbia Medical Center of McKinney Subsidiary, L.P.	TX
Columbia Medical Center of Plano Subsidiary, L.P.	TX
Columbia North Hills Hospital Subsidiary, L.P.	TX
Columbia Ogden Medical Center, Inc.	UT
Columbia Parkersburg Healthcare System, LLC	WV
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX
Columbia Polk General Hospital, Inc.	GA
Columbia Riverside, Inc.	CA
Columbia/Alleghany Regional Hospital Incorporated	VA
Columbia/HCA John Randolph, Inc.	VA
Columbine Psychiatric Center, Inc.	CO
Columbus Cardiology, Inc.	GA
Conroe Hospital Corporation	TX
Dublin Community Hospital, LLC	GA
Eastern Idaho Health Services, Inc.	ID
Edward White Hospital, Inc.	FL
El Paso Surgicenter, Inc.	TX
Encino Hospital Corporation, Inc.	CA
Fairview Park, Limited Partnership	GA

Entity Name	Jurisdiction of Incorporation or Formation
Frankfort Hospital, Inc.	KY
Galen Property, LLC	VA
Green Oaks Hospital Subsidiary, L.P.	TX
Greenview Hospital, Inc.	KY
HCA Central Group, Inc.	TN
HCA HealthONE LLC	CO
HCA Health Services of Florida, Inc.	FL
HCA Health Services of Louisiana, Inc.	LA
HCA Health Services of Oklahoma, Inc.	OK
HCA Health Services of Tennessee, Inc.	TN
HCA Health Services of Virginia, Inc.	VA
HCA Pearland GP, Inc.	TX
HCA Realty, Inc.	TN
HD&S Corp. Successor, Inc.	FL
Health Midwest Office Facilities Corporation	MO
Health Midwest Ventures Group, Inc.	MO
Hendersonville Hospital Corporation	TN
Hospital Corporation of Tennessee	TN
Hospital Corporation of Utah	UT
HSS Virginia, L.P.	VA
HTI Memorial Hospital Corporation	TN
Integrated Regional Lab, LLC	FL
Integrated Regional Laboratories, LLP	DE
KPH-Consolidation, Inc.	TX
Largo Medical Center, Inc.	FL
Las Vegas Surgicare, Inc.	NV
Lawnwood Medical Center, Inc.	FL
Lewis-Gale Hospital, Incorporated	VA
Lewis-Gale Physicians, LLC	VA
Lone Peak Hospital, Inc.	UT
Los Robles Regional Medical Center	CA
Marietta Surgical Center, Inc.	GA
Marion Community Hospital, Inc.	FL
MCA Investment Company	CA
Memorial Healthcare Group, Inc.	FL
Midwest Division - RBH, LLC	MO
Montgomery Regional Hospital, Inc.	VA
Mountain Division - CVH, LLC	UT
Mountain View Hospital, Inc.	UT
Nashville Shared Services General Partnership	DE
National Patient Account Services, Inc.	TX
New Iberia Healthcare, LLC	LA
New Port Richey Hospital, Inc.	FL
New Rose Holding Company, Inc.	CO
North Florida Immediate Care Center, Inc.	FL

Entity Name	Jurisdiction of Incorporation or Formation
North Florida Regional Medical Center, Inc.	FL
North Texas – MCA, LLC	TX
Northern Utah Healthcare Corporation	UT
Northern Virginia Community Hospital, LLC	VA
Northlake Medical Center, LLC	GA
Notami Hospitals of Louisiana, Inc.	LA
Okaloosa Hospital, Inc.	FL
Okeechobee Hospital, Inc.	FL
Palmyra Park Hospital, LLC	GA
Parallon Business Solutions, LLC	TN
Parallon Enterprises, LLC	TN
Parallon Health Information Solutions, LLC	TN
Parallon Payroll Solutions, LLC	TN
Parallon Physician Services, LLC	TN
Parallon Technology Solutions, LLC	TN
Parallon Workforce Management Solutions, LLC	TN
Pasadena Bayshore Hospital, Inc.	TX
Poinciana Medical Center, Inc.	FL
Primary Health, Inc.	TX
Pulaski Community Hospital, Inc.	VA
Putnam Community Medical Center of North Florida, LLC	FL
Redmond Park Hospital, LLC	GA
Redmond Physician Practice Company	GA
The Regional Health System of Acadiana, LLC	LA
Retreat Hospital, LLC	VA
Rio Grande Regional Hospital, Inc.	TX
Riverside Healthcare System, L.P.	CA
Sarasota Doctors Hospital, Inc.	FL
Southern Hills Medical Center, LLC	NV
Southpoint, LLC	TN
Spotsylvania Medical Center, Inc.	VA
Spring Branch Medical Center, Inc.	TX
Spring Hill Hospital, Inc.	TN
Sun City Hospital, Inc.	FL
Sunrise Mountainview Hospital, Inc.	NV
Surgicare of Brandon, Inc.	FL
Surgicare of Florida, Inc.	FL
Surgicare of Houston Women’s, Inc.	TX
Surgicare of Manatee, Inc.	FL
Surgicare of Newport Richey, Inc.	FL
Surgicare of Palms West, LLC	FL
Surgicare of Riverside, LLC	CA
Tallahassee Medical Center, Inc.	FL
TCMC Madison-Portland, Inc.	TN
Terre Haute MOB, L.P.	IN

Entity Name	Jurisdiction of Incorporation or Formation
Timpanogos Regional Medical Services, Inc.	UT
VH Holdco, Inc.	NV
VH Holdings, Inc.	NV
Virginia Psychiatric Company, Inc.	VA
Vision Holdings, LLC	TN
W & C Hospital, Inc.	TX
Walterboro Community Hospital, Inc.	SC
West Florida – MHT, LLC	FL
West Florida – PPH, LLC	FL
West Florida – TCH, LLC	FL
West Florida Regional Medical Center, Inc.	FL
West Valley Medical Center, Inc.	ID
Western Plains Capital, Inc.	NV
WCP Properties, LLC	TN
WHMC, Inc.	TX
Woman’s Hospital of Texas, Incorporated	TX

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA - IT&S Field Operations, Inc.	Delaware
HCA - IT&S Inventory Management, Inc.	Delaware
HCA American Finance LLC	Delaware
HCA Management Services, L.P.	Delaware
HCA SFB 1 LLC	Delaware
Hospital Development Properties, Inc.	Delaware
HPG Enterprises, LLC	Delaware
HSS Holdco, LLC	Delaware
HSS Systems, LLC	Delaware
HTI MOB, LLC	Delaware
JFK Medical Center Limited Partnership	Delaware
Lakeland Medical Center, LLC	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division - ACH, LLC	Delaware
Midwest Division - LRHC, LLC	Delaware
Midwest Division - LSH, LLC	Delaware
Midwest Division - MCI, LLC	Delaware
Midwest Division - MMC, LLC	Delaware
Midwest Division - OPRMC, LLC	Delaware
Midwest Division - PFC, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Midwest Division - RMC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Parallon Holdings, LLC	Delaware
PatientKeeper, Inc.	Delaware
Pearland Partner, LLC	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
Sarah Cannon Research Institute, LLC	Delaware
SCRI Holdings, LLC	Delaware
SJMC, LLC	Delaware
Spalding Rehabilitation L.L.C.	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
U.S. Collections, Inc.	Delaware
Utah Medco, LLC	Delaware
Vision Consulting Group, LLC	Delaware
Wesley Medical Center, LLC	Delaware